Exhibit 4.1

Execution Version

MASTER PARTICIPANT AGREEMENT

This Master Participant Agreement (this “Agreement”), dated as of October 3, 2022, is entered into by and among Grayscale Securities, LLC (the “Authorized Participant”), and Grayscale Investments, LLC, a Delaware limited liability company, as manager (the “Manager”) of each Fund listed on Schedule I to this Agreement (each, a “Fund” and, collectively, the “Funds”).

SUMMARY

As provided in the limited liability company agreement governing of each Fund (each, an “LLC Agreement”), as currently in effect and described in the Confidential Private Placement Memorandum of each Fund (each, a “Memorandum”), equal, fractional, undivided interests in a Fund (“Shares”) may be created or, if authorized by the Manager, redeemed by such Fund, in aggregations of 100 Shares (each aggregation, a “Basket”), and integral multiples thereof, and only in transactions with a party who, at the time of the transaction, shall have signed and entered into an effective Master Participant Agreement with such Fund. Baskets of a Fund are offered only pursuant to the relevant Memorandum as the same may be amended from time to time thereafter or any successor Memorandum in respect of Shares of such Fund. Under each LLC Agreement, the Manager is authorized to issue Baskets, or delegate authority to issue Baskets, to, and, if redemptions are authorized by the Manager, accept redemptions of Baskets from, Authorized Participants. The Authorized Participant may purchase Baskets of a Fund for its own account or as agent for investors who have entered into a subscription agreement (the “Subscription Agreement”) relating to such Fund with the Authorized Participant (each such investor, an “Investor”), but it does not have any obligation or responsibility to the Manager or any Fund to affect any sale or resale of Shares. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets of a Fund.

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in each LLC Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of an LLC Agreement, the provisions of such LLC Agreement shall control, and to the extent there is a conflict between any provision of this Agreement and the provisions of a Memorandum, such Memorandum shall control; provided, however, that if there is a conflict between the Procedures (defined below) and any provision of a LLC Agreement (other than Section 1.4 and Section 5.4(m) of such LLC Agreement) or a Memorandum, the Procedures shall control; and provided, further, that in the event of any conflict between Section 1.4 and Section 5.4(m) of such LLC Agreement and any of the provisions of this Agreement, the corresponding Memorandum or the Procedures, Section 1.4 and Section 5.4(m) of such LLC Agreement shall control. For the avoidance of doubt, any action which is referred to herein as an action being taken by the Manager may be taken by a party whom the Manager has duly authorized to take such action. Additionally, any amendments to the Procedures will not require any amendments to any LLC Agreement.

The Authorized Participant may designate one or more third parties, which may be affiliates, to source, deliver and/or receive digital assets on behalf of the Authorized Participant (any such third party, a “Liquidity Provider”). If the Authorized Participant has designated a Liquidity Provider, then where the Authorized Participant is under an obligation to deliver, receive or otherwise transfer digital assets under this Agreement (including pursuant to any provisions of any schedule or attachment hereto), that obligation shall be performed by its Liquidity Provider and not the Authorized Participant. In addition, the Authorized Participant shall cause its Liquidity Provider to comply with any representation, warranty or covenant thereof relating to the delivery, receipt or transfer of digital assets required to be made by the Authorized Participant hereunder. For the avoidance of doubt and notwithstanding anything else herein to the contrary, the Authorized Participant shall be fully liable for any failure of any Liquidity Provider to perform such obligation or make such representation, warranty or covenant and no Liquidity Provider shall receive any fees or other form of compensation from the Manager or any of the Funds hereunder.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1.
Order Placement. To place orders to create or, if authorized by the Manager, redeem, one or more Baskets of a Fund, the Authorized Participant must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in Annex A hereto (the “Procedures”), as each may be amended, modified or supplemented from time to time.
Section 2.
Representations, Warranties and Covenants of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:
(a)
The Authorized Participant is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Authorized Participant will maintain any such registrations, qualifications and membership in good standing, or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.
(b)
The Authorized Participant shall act, and cause any Liquidity Provider to act, in a manner consistent with the instructions of any Fund and materially comply with all applicable laws, including, without limitation, securities laws of each jurisdiction in which the Authorized Participant proposes to carry on the business contemplated by this Agreement. Without limitation on the foregoing, the Authorized Participant shall not, and shall not permit any Liquidity Provider to, knowingly take any action or omit to take any action that would cause the Authorized Participant, any Fund or the Manager to be in violation of, or to lose any applicable exemption from registration under the Securities Act, the 1934 Act and the rules and regulations promulgated thereunder, the Investment Company Act or the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations promulgated thereunder. The Authorized Participant represents and warrants that it has sufficient familiarity with the Securities Act, the 1934 Act, the Investment Company Act, and the Advisers Act to carry out its duties under this Agreement in compliance with the preceding sentence. The Authorized Participant’s responsibility to each Fund is solely contractual in nature, the Authorized Participant has been retained solely to act as a placement agent and no fiduciary, advisory or agency relationship between any Fund and the Authorized Participant has been created.
(c)
The Authorized Participant hereby represents, covenants and warrants that it or its Liquidity Provider maintains (i) a wallet for each Fund Component held by any Fund from a reputable digital asset wallet software provider or with a third party provider of digital asset wallets for Fund Components held by each Fund and (ii) a bank account for U.S. Dollars. If there is any change in the foregoing, the Authorized Participant shall give immediate notice to the Manager of such event.
(d)
The Authorized Participant understands and acknowledges that some activities on its part, or on the part of its Liquidity Provider, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in (i) its being deemed a “money services business” by the Financial Crimes Enforcement Network, a bureau of the United States Department of Treasury and/or (ii) a money transmitter or entity engaged in virtual currency business activity under state law. The Authorized Participant agrees to consult its own counsel in connection with entering into this Agreement and transacting in Fund Components held by each Fund.
(e)
The Authorized Participant is and will cause any Liquidity Provider to be in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated thereunder. Each Fund is relying on the foregoing representation to be compliant with its anti-money laundering obligations. Each Fund and the Authorized Participant or such Liquidity Provider understand and agree that, notwithstanding the ability of such Fund to delegate the maintenance of anti-money laundering procedures to, or rely on, the Authorized Participant or such Liquidity Provider, such Fund shall be ultimately responsible for ensuring that it is compliant with its own anti-money laundering obligations.
(f)
The Authorized Participant shall act, and shall cause any Liquidity Provider to act, in a manner consistent with all applicable laws concerning money laundering and similar activities. In furtherance of such efforts, the Authorized Participant shall not and shall cause any Liquidity Provider to not mention or send any materials related to a Fund to any prospective investor, unless, to the Authorized Participant’s or such Liquidity Provider’s knowledge, on the basis of the Authorized Participant’s or such Liquidity Provider’s prior relationship with the prospective investor: (i) none of the cash or property that would be paid to the Authorized Participant or such Liquidity Provider in connection with an investment in such Fund, would be derived from, or related to, any activity that is deemed criminal under the United States law or any other applicable law, including anti-corruption laws, anti-bribery laws, OFAC regulations or otherwise; and (ii) no contribution or payment to the Authorized Participant or such Liquidity Provider in connection with an investment in such Fund by such prospective investor would cause such Fund or the Manager to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.
(g)
The Authorized Participant hereby represents and warrants to each Fund that the Authorized Participant: (i) has exercised reasonable care to identify each covered person of each Fund set forth in paragraph (d)(1) of Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), that is an officer of the Authorized Participant participating in the offering of the securities that is the subject of this Agreement or a financial advisor or registered representative/agent soliciting investors in connection with such offering; (ii) has exercised reasonable care to ascertain whether (A) a disqualification exists under clauses (i) through (viii) of paragraph (d)(1) of such Rule 506 with respect to each such covered person, as well as the Authorized Participant’s general partners, managing members, or directors, and executive officers, as applicable, and (B) whether any disclosure is required to be made pursuant to paragraph (e) of such Rule 506 in respect of any matter experienced by any such person; and (iii) does not know of (A) any disqualification that exists under paragraph (d)(1) of such Rule 506 in respect of any such person or (B) of any disclosure required to be made pursuant to paragraph (e) of such Rule 506 in respect of any matter experienced by any such person. The Authorized Participant further represents and warrants to each Fund that the Authorized Participant shall, within a reasonable time, implement policies, procedures and controls reasonably designed to detect the occurrence of any event that could reasonably be expected to lead to any disqualification under paragraph (d)(1) of Rule 506 in respect of any such covered person. The Authorized Participant covenants to each Fund that the Authorized Participant will inform such Fund as promptly as reasonably practical of the occurrence of any event in respect of any covered person of such Fund that could reasonably be expected to give rise to a disqualification under such paragraph, including any pending or threatened litigation or regulatory actions, as well as the occurrence of any event that does, in fact, give rise to a disqualification under paragraph (d)(1) of Rule 506.
(h)
The Authorized Participant hereby confirms to each Fund that the Authorized Participant, prior to submission of any order to create one or more Baskets of such Fund, will have taken reasonable steps to verify that any Investor for whom the Authorized Participant is acting as agent in connection with such Creation Order is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, and will have determined that such Investor is an “accredited investor” within the meaning of such Rule 501(a). Each submission of a Creation Order by the Authorized Participant shall be deemed to bring down this representation to such date and to make such representation on and as of such date with respect to each such Investor on behalf of which the Authorized Participant is placing such Creation Order. The Authorized Participant understands that the Shares of each Fund are being offered by means of a general solicitation or general advertising, that each Fund relies upon Rule 506(c) of Regulation D under the Securities Act for exemption from the registration requirements of the Securities Act for offerings not subject to limitation on the manner of offering, and that each Fund is relying on the foregoing representations from the Authorized Participant for exemption from the registration requirements of the Securities Act in respect of the Shares of such Fund being created in any creation transaction by the Authorized Participant.
(i)
The Authorized Participant hereby represents, covenants and warrants that it has all requisite authority, whether arising under applicable U.S. federal or state law, the rules and regulations of any self-regulatory organization to which it is subject, or its certificate of incorporation, formation or limited liability company operating agreement or other organizational document, as the case may be, to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.
(j)
The Authorized Participant hereby represents, covenants and warrants that there are no actions, grievances, proceedings (including, without limitation, arbitration proceedings), orders, inquiries or claims pending, or to the Authorized Participant’s knowledge, threatened against or affecting its or its Liquidity Provider’s brokers or employees (in his or her capacity as such) by the Securities and Exchange Commission, FINRA or any other self-regulatory organization that would affect the Authorized Participant’s ability or Liquidity Provider’s ability to fulfill its obligations hereunder.
(k)
The Authorized Participant hereby represents, covenants and warrants that each Investor in a Fund shall be required in its Subscription Agreement to make the usual and customary representations made in private placements undertaken pursuant to Rule 506 of Regulation D, including:
1.
that they have had an opportunity at a reasonable time prior the date that a Creation Order is processed to ask questions and receive answers concerning the terms and conditions of the offering of Shares of such Fund and to obtain any additional information which the Authorized Participant possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information in such Fund’s Memorandum; and
2.
that they understand that the Shares of such Fund are “restricted securities” that cannot be resold without registration under the Securities Act and state securities laws or exemption therefrom, and that they are purchasing the securities for investment purposes only and not with a view to resale.
(l)
The Authorized Participant understands and agrees that the submission of a Creation Order also will be deemed to bring down representations made by the Authorized Participant in this Agreement that no general partner, managing member, director, executive officer or other officer of the Authorized Participant participating in the offering of the Shares of any Fund has experienced any disqualifying event set forth in clauses (d)(1)(i) through (d)(1)(viii) of Rule 506 of Regulation D.
(m)
The Authorized Participant understands that the Manager intends to restrict the aggregate investment by “benefit plan investors” (as defined in the Memorandum) in each Fund to under 25% of the total value of each class of equity interests of each Fund to ensure that the assets of each Fund will not be deemed to be “plan assets” for purposes of the “Plan Asset Regulations” set forth at 29 C.F.R. 2510.3-101 and the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Accordingly, the Authorized Participant represents covenants and agrees that (1) the Authorized Participant is not a “benefit plan investor” (as that term is defined in the Plan Asset Regulations) and (2) that it has ascertained, through the Subscription Agreement, and communicated to the Manager and the relevant Fund, whether any Investor in such Fund is a benefit plan investor.
(n)
The Authorized Participant represents and warrants that it will not place a Redemption Order (as defined in the Procedures) from the Manager or its delegate for the purpose of, if the redemption of Baskets of a Fund is permitted, redeeming Baskets of such Fund unless it first ascertains that (i) it or the relevant Investor, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the Total Basket Amount (as defined in the Procedures) associated with such redemption and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of any arrangement which would preclude the unfettered delivery of such Baskets to the Manager as required pursuant to the Procedures.
(o)
The Authorized Participant represents and warrants that prior to submitting a Redemption Order to the Manager or its delegate, the Authorized Participant will first ascertain (i) that the digital asset wallet or wallets to be used in connection with the Redemption Order are owned outright by the Authorized Participant or its Liquidity Provider or that the Authorized Participant otherwise has full legal authority and legal and beneficial right to any digital assets transferred to such digital wallet address or addresses and (ii) that the relevant Authorized Participant Account (as defined below) is appropriately designated for delivery of the Total Basket Amount by the relevant Fund.
(p)
The Authorized Participant acknowledges and agrees that:
1.
each Fund intends to comply with (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986 and any associated legislation, regulations or guidance, and any other similar legislation, regulations or guidance enacted in any other jurisdiction that seeks to implement similar financial account information reporting and/or withholding tax regimes; (ii) the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard (the “CRS”) and any associated guidance; (iii) any intergovernmental agreement, treaty, regulation, guidance, standard or other agreement between the Cayman Islands (or any Cayman Islands government body) and any other jurisdiction (including any government bodies in such jurisdiction), entered into in order to comply with, facilitate, supplement or implement the legislation, regulations, guidance or standards described in sub-paragraphs (i) and (ii); and (iv) any legislation, regulations or guidance in the Cayman Islands that give effect to the matters outlined in the preceding sub-paragraphs (collectively, “AEOI”);
2.
the Authorized Participant will provide, in a timely manner, such information regarding the Authorized Participant, each Investor and their respective beneficial owners and such forms or documentation as may be requested from time to time by each Fund (whether by its managers or other agents such as the Manager) to enable each Fund to comply with the requirements and obligations imposed on it pursuant to AEOI, specifically, but not limited to, forms and documentation which a Fund may require to determine whether or not the relevant investment is a “Reportable Account” (under any AEOI regime) and to comply with the relevant due diligence procedures in making such determination;
3.
any such forms or documentation requested by each Fund or its agents pursuant to paragraph (b), or any financial or account information with respect to the Authorized Participant’s and any Investor’s investment in each Fund, may be disclosed to the Cayman Islands Tax Information Authority (or any other Cayman Islands governmental body which collects information in accordance with AEOI) and to any withholding agent where the provision of that information is required by such agent to avoid the application of any withholding tax on any payments to each Fund;
4.
it waives on its own behalf and on behalf of each Investor, and/or shall cooperate with each Fund to obtain a waiver of, the provisions of any law that:
(A.)
prohibit the disclosure by each Fund, or by any of its agents, of the information or documentation requested from the Authorized Participant and any Investor pursuant to paragraph 2; or
(B.)
prohibit the reporting of financial or account information by a Fund or its agents required pursuant to AEOI; or
(C.)
otherwise prevent compliance by each Fund with its obligations under AEOI;
5.
if it provides information and documentation that is in anyway misleading, or it fails to provide a Fund or its agents with the requested information and documentation necessary in either case to satisfy each Fund’s obligations under AEOI, a Fund reserves the right (whether or not such action or inaction leads to compliance failures by each Fund, or a risk of a Fund or its investors being subject to withholding tax or other costs, debts, expenses, obligations or liabilities (whether external, or internal, to each Fund) (together, “costs”) under AEOI):
(A.)
to take any action and/or pursue all remedies at its disposal including, without limitation, compulsory redemption or withdrawal of the Investor; and
(B.)
to hold back from any redemption or repurchase proceeds, or any other distributions, any costs caused (directly or indirectly) by the Authorized Participant’s or any Investor’s action or inaction; and
(C.)
it shall have no claim against each Fund, or its agents, for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of a Fund in order to comply with AEOI.
(q)
The Authorized Participant hereby indemnifies each AP Indemnified Party (as defined below) and holds them harmless from and against any AEOI related liability, action, proceeding, claim, demand, costs, damages, expenses (including legal expenses) penalties or taxes whatsoever which such AP Indemnified Party may incur as a result of any action or inaction (directly or indirectly) of the Authorized Participant or any Investor (or any related person) described in paragraphs (i) to (v) above. This indemnification shall survive the Investor’s death or disposition of its Shares in each Fund.
Section 3.
Orders. (a) All orders to create or redeem Baskets of a Fund shall be made in accordance with the terms of the relevant LLC Agreement, this Agreement and the Procedures. Each party shall comply with such foregoing terms and procedures to the extent applicable to it. The Manager may issue procedures from time to time relating to the manner of creating or redeeming Baskets of a Fund which are not related to the Procedures, and the Authorized Participant shall, and shall cause any Liquidity Provider to, comply with such procedures of which it has been notified in accordance with this Agreement.
(b)
The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is an Investor or otherwise) that each order to create one or more Baskets (a “Creation Order”) and each order to redeem one or more Baskets (a “Redemption Order”, and any Redemption Order or Creation Order, an “Order”) of a Fund may not be revoked by the Authorized Participant upon its delivery to the Manager or its delegate. A form of Creation Order Form is attached hereto as Exhibit B and a form of Redemption Order Form is attached hereto as Exhibit C.
(c)
The Manager or its delegate shall have the absolute right, but shall have no obligation, to reject any Creation Order or Total Basket Amount if (i) the Creation Order is not in proper form as described herein, (ii) the Creation Order would cause participation by benefit plan investors in the relevant Fund to be “significant” (as that term is defined in the Plan Asset Regulations), (iii) circumstances outside the control of the Manager or its delegates make it for all practical purposes not feasible for the relevant Fund to issue Creation Baskets, (iv) the fulfillment of the Creation Order, in the opinion of counsel, might be unlawful, (v) any such action is deemed necessary or advisable by the Manager or its delegate or (vi) for any reason at any time or from time to time. The Manager or its delegates shall not be liable to any person by reason of the rejection of any Creation Order or Total Basket Amount.
(d)
The Manager or its delegate shall have the absolute right, but shall have no obligation, to reject any Redemption Order or Redemption Baskets if (i) the Redemption Order is not in proper form as described herein, (ii) the Redemption Order would cause participation by benefit plan investors in the relevant Fund to be “significant” (as that term is defined in the Plan Asset Regulations), (iii) circumstances outside the control of the Manager or its delegates make it for all practical purposes not feasible the relevant Fund to redeem Redemption Baskets, (iv) the fulfillment of the Redemption Order, in the opinion of counsel, might be unlawful, (v) any such action is deemed necessary or advisable by the Manager or its delegate or (vi) for any reason at any time or from time to time. The Manager or its delegates shall not be liable to any person by reason of the rejection of any Redemption Order or Redemption Baskets.
(e)
The creation and, if permitted, redemption of Shares of a Fund may be suspended generally, or refused with respect to a particular Creation Order or Redemption Order relating to such Fund, during any period during which the transfer books of the Transfer Agent (as defined in the relevant LLC Agreement) are closed or if circumstances outside the control of the Manager or its delegate make it for all practicable purposes not feasible to process such Orders. None of the Manager or its delegates shall be liable for the suspension or rejection of any Order.
Section 4.
Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Manager or its delegate notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit A setting forth (i) the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”) and (ii) one or more email addresses from which notices regarding a Creation Order or Redemption Order will be generated and to which notices regarding a Creation Order or Redemption Order can be sent (a “Participant email”). The Manager or its delegate may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Manager or its delegate receives a superseding certificate bearing a subsequent date. Upon the elimination of any of the Participant emails, the Authorized Participant shall give immediate written notice of such fact to the Manager or its delegate and such notice shall be effective upon receipt by the Manager or its delegate. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Manager or its delegate and such notice shall be effective upon receipt by the Manager or its delegate.
Section 5.
Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and each LLC Agreement, the Authorized

Participant is and shall be deemed to be an independent contractor and not an employee, director, officer, constituent partner, manager, member or affiliate of any Fund. The Authorized Participant has no authority to represent that it or any person affiliated with it is anything other than an independent contractor of each Fund, and such representation, if made, shall not bind any Fund or any affiliate thereof, and must not be relied upon by any person. The Authorized Participant, in its capacity as Authorized Participant, agrees that neither it nor any of its affiliates is authorized to make any representation concerning any Fund.
(b)
The Authorized Participant shall make itself and its employees available, upon request, during normal business hours to consult with the Manager or its designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.
(c)
The Authorized Participant acknowledges that each submission of a Creation Order by the Authorized Participant shall be deemed to bring down the representations made in Section 2 above to such date.
(d)
The Authorized Participant acknowledges that it has obtained a copy of each Fund’s Memorandum.
Section 6.
Digital Asset Transactions. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT TRANSFERS OF DIGITAL ASSETS MAY BE IRREVERSIBLE.
(a)
The digital asset wallet addresses and bank accounts that (i) are known to the Manager or its delegates or to any security vendor or custodian (the “Security Vendors”), as specified in the Procedures and (ii) are currently active at the time of a Creation or Redemption transaction with a Fund are each a digital asset account administered by the Authorized Participant or a Liquidity Provider (each, an “Authorized Participant Account”). The Authorized Participant, or its designated Liquidity Provider, shall provide the Manager or its delegates with one or more Authorized Participant Accounts. If the Authorized Participant becomes unable to continue to provide any Fund with at least one Authorized Participant Account for each Fund Component and/or one Authorized Participant Account for cash, the Authorized Participant shall give immediate notice to the Manager of such event.
(b)
Any digital assets and cash to be transferred in connection with any Creation Order or Redemption Order shall be transferred between Authorized Participant Accounts and the relevant Digital Asset Accounts and the Cash Account, respectively, (each of the Digital Asset Accounts, the Cash Account and the Authorized Participant Accounts, an “Account”) in accordance with the Procedures.
(c)
Each of the parties hereto acknowledges and agrees that (i) it, (or, in the case of the Authorized Participant, its Liquidity Provider), has the computer hardware, software and technological knowhow required to transact in digital assets; (ii) it is responsible for confirming the accuracy of any Account it is provided and that it provides in connection with any Creation Order or Redemption Order pursuant to this Agreement; and (iii) it is responsible for and bears the risk of loss for all digital assets transferred from an Account it (or, in the case of the Authorized Participant, its Liquidity Provider) owns to an Account owned by another party hereto.
(d)
Authorized Participants will receive no other fees, commissions or other form of compensation or inducement of any kind from either the Manager or any Fund in connection with a Creation Orders and Redemption Orders, and Authorized Participants will receive no Fee in connection with any subscription amount paid to the relevant Authorized Participant in digital assets.
Section 7.
Indemnification.
(a)
The Authorized Participant hereby indemnifies and holds harmless each Fund and the Manager, their respective direct or indirect affiliates and their respective directors, trustees, sponsors, partners, members, managers, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation, including reasonable costs involved in defending itself in connection with an investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant or its Liquidity Provider of any provision of this Agreement; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with any applicable laws or the applicable rules and regulations in connection with this Agreement; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant or its Liquidity Provider; or (v) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares of a Fund, any AP Indemnified Party or such Fund that is not consistent with such Fund’s then-current Memorandum made in connection with the offer or the solicitation of an offer to buy or sell such Shares.
(b)
The Manager hereby indemnifies and holds harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents (each, a “Manager Indemnified Party”) from and against any losses (other than de minimis losses), liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation, including reasonable costs involved in defending itself in connection with an investigation) incurred by such Manager Indemnified Party as a result of or in connection with: (i) any breach by the Manager of any provision of this Agreement; (ii) any failure on the part of the Manager to perform any of its obligations set forth in this Agreement; (iii) any failure by the Manager to comply with any applicable laws and any applicable rules and regulations in connection with this Agreement, except that the Manager shall not be required to indemnify a Manager Indemnified Party to the extent that such failure was caused by the reasonable reliance on instructions given or representations made by one or more Manager Indemnified Parties or the negligence or willful malfeasance of any Manager Indemnified Party; or (iv) any untrue statement or alleged untrue statement of a material fact contained in a Memorandum or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except those statements in such Memorandum based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in such Memorandum.
(c)
This Section 7 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of or in connection with any fraud, gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Manager Indemnified Party, as the case may be.
(d)
The term “affiliate” in this Section 7 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.
(e)
If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) or is insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Manager and the relevant Fund, on the one hand, and by the Authorized Participant, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Manager and the relevant Fund, on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Manager and a Fund, on the one hand, and the Authorized Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of digital assets (expressed in U.S. Dollars) and cash transferred to such Fund under this Agreement on the one hand and the amount of economic benefit received by the Authorized Participant in connection with this Agreement on the other hand. To the extent applicable, the relative fault of the Manager, on the one hand, and of the Authorized Participant, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Manager or by the Authorized Participant and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 7(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a “Proceeding”) related to such losses, liabilities, damages, costs and expenses.

(f)
The Manager and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The Authorized Participant shall not be required to contribute any amount in excess of the amount by which the total price (expressed in U.S. Dollars) at which the Shares of a Fund were initially created by the Authorized Participant (for avoidance of doubt, in an amount equal to the U.S. Dollar value of the Total Basket Amount deposited with such Fund at the time of creation) exceeds the amount of any damages which the Authorized Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(g)
The indemnity and contribution agreements contained in this Section 7 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and shall survive any termination of this Agreement. The Manager and the Authorized Participant agree to promptly notify each other of the commencement of any Proceeding against it and, in the case of the Manager, against any of the Manager’s officers or directors, in connection with the issuance and sale of the Shares of any Fund or in connection with a Memorandum.
Section 8.
Liability.
(a)
Limitation of Liability. Subject to Section 8(c), in the absence of fraud, gross negligence, bad faith or willful misconduct, neither the Manager nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.
(b)
Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Manager or a Fund is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.
(c)
Notwithstanding anything to the contrary herein, the Authorized Participant shall be liable for any breach by a Liquidity Provider of the provisions of this Agreement and any losses, liabilities, damages, costs and expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

Section 9.
Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) calendar days prior written notice to the other parties unless earlier terminated: (i) upon notice to the Authorized Participant by the Manager in the event of a breach by the Authorized Participant (or its Liquidity Provider) of this Agreement or the procedures described or incorporated herein; (ii) at such time as all of the Funds have been terminated pursuant to their respective LLC Agreements or (iii) as mutually agreed upon in writing by the parties hereto.
Section 10.
Certain Representations, Warranties and Covenants of the Manager. The Manager, on its own behalf and as manager of each Fund:
(a)
agrees to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in a Memorandum then being used so that such Memorandum would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to promptly prepare and furnish, at the expense of the relevant Fund, to the Authorized Participant such amendments or supplements to such Memorandum as may be necessary to reflect any such change;
(b)
represents and warrants to the Authorized Participant that the Manager, on behalf of each Fund, (i) has exercised reasonable care to identify each covered person of each Fund set forth in paragraph (d)(1) of Rule 506 of Regulation D under the Securities Act (other than the Authorized Participant and its directors, the executive officers and other employees or officers who participate in the offering); (ii) has exercised reasonable care to ascertain whether (A) a disqualification exists under clauses (i) through (viii) of paragraph (d)(1) of Rule 506 with respect to each such covered person and (B) whether any disclosure is required to be made pursuant to paragraph (e) of such Rule 506 in respect of any matter experienced by any such covered person; and (iii) does not know of (A) any disqualification that exists under paragraph (d)(1) of Rule 506 in respect of any such covered person or (B) of any disclosure required to be made pursuant to paragraph (e) of such Rule 506 in respect of any matter experienced by any such covered person;
(c)
further represents and warrants to the Authorized Participant that each Fund has in place policies, procedures and controls reasonably designed to detect the occurrence of any event that could reasonably be expected to lead to any disqualification under paragraph (d)(1) of Rule 506 in respect of such covered person; and
(d)
covenants to the Authorized Participant that the Manager will inform the Authorized Participant as promptly as reasonably practical of the occurrence of any event in respect of any such covered person that could reasonably be expected to give rise to a disqualification under such paragraph, including any pending or threatened litigation or regulatory actions, as well as the occurrence of any event that does, in fact, give rise to a disqualification under paragraph (d)(1) of Rule 506.

In addition, any certificate signed by any officer of the Manager and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Manager as to matters covered thereby to the Authorized Participant.

Section 11.
Third Party Beneficiaries. Each AP Indemnified Party and Manager Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against any party hereto (including by bringing proceedings against the parties hereto in its own name) to enforce any obligation of such party under this Agreement which directly or indirectly benefits such Third Party Beneficiary.
Section 12.
Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism; any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities; any transport, port, or airport disruption; and acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.
Section 13.
Miscellaneous.
(a)
Amendment and Modification. This Agreement, the Procedures and the Schedules and Exhibits hereto may be amended, modified or supplemented by the Manager, without consent of any beneficial owner or the Authorized Participant from time to time by the following procedure: the Manager will send a copy of the proposed amendment, modification or supplement to the Authorized Participant via email or regular mail. For the purposes of this Agreement, (i) an email will be deemed received by the recipient thereof on the day the notice is sent and (ii) mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Procedures, the Schedules or the Exhibits, as the case may be, in accordance with its terms; provided, however, that any amendments to the Procedures shall not apply retroactively to Orders submitted prior to the effectiveness of such amended Procedures as set forth herein.
(b)
Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
(c)
Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be in writing, given in person, by mail (postage prepaid) by overnight courier, or by confirmed email or confirmed facsimile, and any such notice shall be effective when received at the address or email address specified for the intended recipient below (or at such other address as such recipient may designate from time to time by written notice to the other parties), and with it being agreed that electronic signature (e.g. PDF email) shall have the same force and effect as an original signature for all notice purposes. Unless otherwise notified in writing, all notices to a Fund shall be given or sent to the Manager. All notices shall be directed to the address or facsimile numbers indicated below the signature line of the parties on the signature page hereof or such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.
(d)
Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
(e)
Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties hereto, which shall not be unreasonably withheld, provided that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of such party without further action under this Agreement and except that the Manager may delegate its obligations hereunder to any such person as the Manager, in its sole discretion, deems fit by notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall promptly notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor Manager of a Fund at such time as such successor qualifies as a successor Manager of such Fund under the terms of the relevant LLC Agreement.
(f)
Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan, and of any federal court located in the Borough of Manhattan in such State, in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(g)
Counterparts. This Agreement may be executed in several counterparts (including by facsimile and other electronic means), each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
(h)
Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
(i)
Entire Agreement. This Agreement and each LLC Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and any LLC Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision, or any other provision of this Agreement, to be a party to any LLC Agreement.
(j)
Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the Manager determines in its discretion that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable. In that case, upon the Manager’s notification to the Authorized Participant of such a determination, this Agreement shall immediately terminate.
(k)
No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
(l)
Survival. Sections 7 (Indemnification) and 11 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.
(m)
Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality, and (ii) “including” means “including, but not limited to.”
Section 14.
Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each Fund, the Manager and the Authorized Participant set forth in, or made pursuant, to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Authorized Participant, any Fund, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 9, the representations and warranties in Sections 2, 5, 6 and 10 hereof and shall also remain in effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Authorized Participant and the Manager, on behalf of itself and each Fund, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

Grayscale Investments, LLC, the Manager of each Fund
By: /s/ Michael Sonnenshein
Name: Michael Sonnenshein
Title: CEO

Address: 290 Harbor Drive, 4th Floor Stamford, CT 06902
Email: info@grayscale.com

Grayscale Securities, LLC the Authorized Participant
By: /s/ Hugh Ross
Name: Hugh Ross
Title: CEO
Address: 290 Harbor Drive, 4th Floor Stamford, CT 06902 Email: gssoperations@grayscale.com

SCHEDULE I
Fund		Governing Document
1.	Grayscale Decentralized Finance (DeFi) Fund LLC a Cayman Islands limited liability company formed as of June 10, 2021

Amended and Restated Limited Liability Company Agreement of Grayscale Decentralized Finance (DeFi) Fund LLC, dated June 30, 2021, by and among Grayscale Investments, LLC, as the same may be amended from time to time.

2.	Grayscale Digital Large Cap Fund LLC, a Cayman Islands limited liability company formed as of January 25, 2018

Second Amended and Restated Limited Liability Company Agreement of Grayscale Digital Large Cap Fund LLC, dated March 8, 2018, by and among Grayscale Investments, LLC, as amended by Amendment No. 1 and Amendment No. 2 thereto and as the same may be further amended from time to time.

3.	Grayscale Smart Contract Platform Ex Ethereum (ETH) Fund LLC, a Cayman Islands limited liability company formed as of February 2, 2022

Amended and Restated Limited Liability Company Agreement of Grayscale Smart Contract Platform Ex Ethereum (ETH) Fund LLC, dated March 3, 2022, by and among Grayscale Investments, LLC, as the same may be amended from time to time.

EXHIBIT A

FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Master Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Master Participant Agreement.

Authorized Participant: Grayscale Securities, LLC

Name: Hugh Ross	Name: Allison Westmacott
Title: CEO	Title: Compliance Officer
Signature:______________________	Signature:______________________
Name: Craig Salm	Name:
Title: CLO	Title:
Signature:______________________	Signature:______________________

The following are email addresses (each a “Participant email”) where the Manager, or any party delegated by the Manager, may send, and from which it may receive, emails relating to any activity contemplated by the Master Participant Agreement or any other notice, request or instruction on behalf of a Fund pursuant to the Master Participant Agreement.

email 1: gssoperations@grayscale.com	email 2:
Confirm email 1:gssoperations@grayscale.com	Confirm email 2:

The undersigned, Hugh Ross, CEO of Grayscale Securities, LLC hereby certifies that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Master Participant Agreement by and between Grayscale Securities, LLC, Grayscale Investments, LLC, and the Funds dated October 3, 2022, (the “Master Participant Agreement”) and that their signatures set forth above are their own true and genuine signatures. The undersigned further certifies that the emails listed above are the correct email addresses where the Manager, or its delegate, may send emails relating to any activity contemplated by the Master Participant Agreement. A receipt confirmation for correspondence sent to any of the emails listed above shall serve as conclusive evidence that the confirmation was provided pursuant to the Master Participant Agreement.

A-1

IN WITNESS WHEREOF, the undersigned has hereby set his/her hand and the seal of Grayscale Securities, LLC on the date set forth below.

Subscribed and sworn to before me this ___ day of [ ]	By:______________________
Name: Hugh Ross
______________________	Title: CEO
Notary Public	Date:

A-2

EXHIBIT B
FORM OF CREATION ORDER FORM

Fund: ______________________

Authorized Participant: ______________________

Order Date: ______________________________________

Number of Shares to be issued: ______________________

Number of Creation Baskets to be issued:_________________________

Total Basket Amount: ________________________________________________________________

Fund Component 1: ___________________________________________________________

Fund Component 2: ___________________________________________________________

Fund Component 3: ___________________________________________________________

Fund Component 4: ___________________________________________________________

Fund Component 5: ___________________________________________________________

Additional Fund Component(s): _________________________________________________

Forked Asset Portion: _________________________________________________________

Cash Portion: ________________________________________________________________

Authorized Participant Account(s) for Fund Components*: ____________________

Authorized Participant Account for cash: ___________________________

___________

* “Authorized Participant Accounts” refer to the digital asset wallet address or addresses and bank accounts provided and known to the Manager, its delegate and the Security Vendors as belonging to the Authorized Participant or its Liquidity Provider.

All Creation Orders are subject to the terms and conditions of the Limited Liability Company Agreement, as amended from time to time (the “LLC Agreement”), of Grayscale [ ] Fund LLC (the “Fund”) as currently in effect and the Master Participant Agreement among the Authorized Participant and the Manager named therein (the “Master Participant Agreement”). All representations and warranties of the Authorized Participant set forth in the Master Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning given in the LLC Agreement.

Listed below are the names of the investors that will beneficially own Shares obtained pursuant to this Creation Order (each, an “Investor”), the number of Shares that each such Investor will own and an indication of whether the Investor is a benefit plan investor (as defined in the Memorandum).

Name:	Number of Shares:	☐ benefit plan investor
Name:	Number of Shares:	☐ benefit plan investor
Name:	Number of Shares:	☐ benefit plan investor
Name:	Number of Shares:	☐ benefit plan investor
Name:	Number of Shares:	☐ benefit plan investor

The Authorized Participant confirms to the Fund that it has, within the past three months, taken reasonable steps to verify that each such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and has determined that such person is an accredited investor. Additionally, such Investor(s) represent(s) and warrant(s) in its (their) Subscription Agreement that, among other things, it has reviewed and understands the risks of an investment in the Fund, has the financial knowledge and experience to evaluate such investment, is able to bear the substantial risks of an investment in the Fund and is able to afford to lose its entire investment.

In connection with the Authorized Participant’s acceptance of an interest in the Fund, the Authorized Participant does hereby irrevocably constitute and appoint the Manager, and its successors and assigns, as its true and lawful Attorney-in-Fact, with full power of substitution, in its name, place and stead, in the execution, acknowledgment, filing and publishing of Fund documents, including, but not limited to, the following: (i) any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Manager deems appropriate to qualify or continue the Fund as a business or statutory Fund in the jurisdictions in which the Fund may conduct business, so long as such qualifications and continuations are in accordance with the terms of the LLC Agreement, or which may be required to be filed by the Fund or the Shareholders under the laws of any jurisdiction; (ii) any instrument which may be required to be filed by a Fund under the laws of any state or by any governmental agency, or which the Manager deems advisable to file; and (iii) the LLC Agreement and any documents which may be required to effect an amendment to the LLC Agreement approved under the terms of the LLC Agreement, and the continuation of the Fund, the admission of the signer of the Power of Attorney as a Shareholders or of others as additional or substituted Shareholders, or the termination of the Fund, provided such continuation, admission or termination is in accordance with the terms of the LLC Agreement. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the Authorized Participant’s subsequent insolvency or dissolution or any delivery by the Authorized Participant of an assignment of the whole or any portion of the Authorized Participant’s Shares.

The undersigned understands that by submitting this Creation Order, he/she is making the representations and warranties set forth in the Master Participant Agreement and is also granting an irrevocable Power of Attorney.

The undersigned hereby certifies as of the date set forth below that he/she is an Authorized Person under the Master Participant Agreement and that he/she is authorized to deliver this Creation Order to the Manager on behalf of the Authorized Participant.

_____________________________ (Please Print Name of Authorized Participant)
Date:______________________
By:______________________
Accepted by:	Name:
Grayscale Digital Large Cap Fund LLC	Title:
By: Grayscale Investments, LLC, as Manager
By:______________________ Name: Title:
Grayscale Decentralized Finance (DeFi) Fund LLC
By: Grayscale Investments, LLC, as Manager By:______________________ Name: Title:
Grayscale Smart Contract Platform ex Ethereum (ETH) Fund LLC
By: Grayscale Investments, LLC, as Manager
By:______________________ Name: Title:

EXHIBIT C
FORM OF REDEMPTION ORDER FORM

Fund: ______________________

Authorized Participant: _________________________________

Date: ________________________________________________

Number of Shares to be redeemed: ________________________

Number of Redemption Baskets to be issued: ___________________________

Total Basket Amount: ________________________________________________________________

Fund Component 1: ___________________________________________________________

Fund Component 2: ___________________________________________________________

Fund Component 3: ___________________________________________________________

Fund Component 4: ___________________________________________________________

Fund Component 5: ___________________________________________________________

Additional Fund Component(s): ________________________________________________

Forked Asset Portion: ________________________________________________________

Cash Portion: ________________________________________________________________

Authorized Participant Account(s) for Fund Components*: _____________________

Authorized Participant Account for cash: ___________________________

* “Authorized Participant Accounts” refer to the digital asset wallet address or addresses and bank accounts provided and known to the Manager, its delegate and the Security Vendors as belonging to the Authorized Participant or its Liquidity Provider.

All Redemption Orders are subject to the terms and conditions of the Limited Liability Company Agreement, as amended from time to time (the “LLC Agreement”), of Grayscale [ ] Fund LLC (the “Fund”) as currently in effect and the Master Participant Agreement among the Authorized Participant and the Manager named therein (the “Master Participant Agreement”). All representations and warranties of the Authorized Participant set forth in the Master Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning given in the LLC Agreement.

The undersigned represents and warrants that prior to submitting this Redemption Order, the Authorized Participant has ascertained that (i) the digital asset wallet (or wallets) to be used in connection with the Redemption Order is owned outright by the Authorized Participant or it has full legal authority and legal and beneficial right to any digital assets transferred to such digital asset wallet (or wallets) and (ii) the Authorized Participant Accounts are appropriately designated for receipt of the Total Basket Amount distributed by the Fund.

THE UNDERSIGNED UNDERSTANDS THAT IT IS SOLELY RESPONSIBLE FOR THE ACCURACY OF THE AUTHORIZED PARTICIPANT ACCOUNTS PROVIDED FOR THE TRANSFER OF THE TOTAL BASKET AMOUNT PURSUANT TO THIS REDEMPTION ORDER.

C-1

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Manager on behalf of the Authorized Participant. The undersigned understands that by submitting this Redemption Order he/she is making the representations and warranties set forth in the Master Participant Agreement.

[NAME OF AUTHORIZED PARTICIPANT]

Date:______________________	By:______________________
Name:
Title:

C-2

ANNEX A

ARTICLE I

SCOPE OF PROCEDURES

This Annex A to the Master Participant Agreement (the “Master Participant Agreement”) supplements the Master Participant Agreement, the Memorandum and each LLC Agreement (as defined below) with respect to the procedures (the “Procedures”) to be used in processing (1) Creation Orders for the creation of one or more Baskets (as defined below) (“Creation Order”) of any Fund listed on Schedule I of the Master Participant Agreement (each, a “Fund”) or (2) redemption orders for the redemption of one or more Baskets (“Redemption Order”) of any Fund. Shares of a Fund may be created or redeemed only in aggregations of 100 Shares (each such aggregation, a “Basket”) of such Fund. Because the creation and redemption of Baskets involve the transfer of digital assets between the Authorized Participant and a Fund, certain processes relating to the underlying transfers of digital assets are described below. If the Authorized Participant has designated a Liquidity Provider, then all references in these Procedures to (i) the delivery, receipt or other transfer of digital assets to, from or by the Authorized Participant shall be deemed to refer to the delivery, receipt or other transfer of digital assets to, from or by the Authorized Participant's Liquidity Provider and (ii) the provision of digital asset account information to or from the Authorized Participant shall refer to the provision of such information to or from the Authorized Participant's Liquidity Provider.

EACH FUND AND THE AUTHORIZED PARTICIPANT ACKNOWLEDGE THAT DIGITAL ASSET TRANSFERS MAY BE IRREVERSIBLE.

Capitalized terms used but not defined in these Procedures shall have the meanings assigned to them in the Limited Liability Company Agreement of each Fund or the Participant Agreement, as applicable.

Each Authorized Participant is responsible for ensuring that (i) digital assets and cash, if any, that equal the Total Basket Amount (as defined below) or (ii) Baskets it intends to transfer to each Fund in exchange for digital assets and cash, if any, respectively, are available to transfer to each Fund in the manner and at the times described in these Procedures.

ARTICLE II

CREATION PROCEDURES

In order to create Baskets of a Fund, the Authorized Participant must transfer an amount of digital assets and cash equal to the Total Basket Amount, as calculated in accordance with Section 2 of this Article II below. In order to facilitate the transfer of the Total Basket Amount in connection with a creation, the Manager, on behalf of such Fund, will provide the addresses for the Digital Asset Accounts and the Cash Account (together, the “Fund Accounts”) belonging to such Fund to the Authorized Participant, as the party initiating the transfer of the Total Basket Amount. With respect to digital assets transferred as part of the Total Basket Amount, in the data packets distributed from digital asset software programs to confirm each transfer of digital assets, the Authorized Participant must “sign” transactions with a data code derived from entering the private key into a “hashing algorithm,” which signature serves as validation that the transaction has been authorized by the Authorized Participant, as owner of the digital assets. The signing process is facilitated by either a software program or a third party provider used to generate digital asset wallets and the related addresses for each of the relevant Fund and the Authorized Participant. In order to facilitate the transfer of cash constituting part of the Total Basket Amount in connection with a creation, the Manager, on behalf of each Fund as the recipient of the cash, will provide the wiring instructions to the Authorized Participant, as the party initiating the wire. An Authorized Participant will receive no fees, commissions or other form of compensation or inducement of any kind from either the Manager or such Fund in connection with the creation of Shares, except as otherwise set forth in the Participant Agreement. For the avoidance of doubt, it is understood that there may be transaction fees associated with the validation of the transfer of digital assets by the relevant digital asset network.

1.
Placing of Creation Order.
1.1.
Authorized Participants may submit Creation Orders to the Manager or its delegate only on Business Days. Creation Orders can only be placed for a number of Shares equal to one or more whole Baskets. A Creation Order to create one or more Creation Baskets must be placed by an Authorized Participant with the Manager or its delegate by 4:00 p.m., New York time, (the “Order Cut-Off Time”) on a Business Day (the “Creation Order Date”).
1.2.
To place a Creation Order, an Authorized Person of the Authorized Participant must email the Manager or its delegate at creations@grayscale.com
1.3.
ALL CREATION ORDERS REQUIRE WRITTEN CONFIRMATION FROM THE MANAGER OR ITS DELEGATE VIA EMAIL (THE “CREATION ORDER CONFIRMATION EMAIL”).
1.4.
A CREATION ORDER FOR CREATION BASKETS OF A FUND CANNOT BE CANCELED BY THE AUTHORIZED PARTICIPANT AFTER THE CREATION ORDER CONFIRMATION EMAIL HAS BEEN SENT.

1.5.
After the Order Cut-Off Time, the Manager will calculate the number of digital assets that the Authorized Participant must transfer to the relevant Fund to fulfill the Creation Order on the Creation Order Date (in accordance with Sections 2 and 3 below) and send such calculation to the Authorized Participant to complete the Creation Order Form (the “Creation Order Calculation Email”).
1.6.
After the Creation Order Calculation Email is sent by the Manager or its delegate to the Authorized Participant, the Authorized Participant shall email a PDF copy of the completed Creation Order Form to the Manager or its delegate. Upon receipt, the Manager or its delegate shall immediately email or telephone the Authorized Participant if the Manager or its delegate believes that the Creation Order Form has not been completed correctly by the Authorized Participant.
1.7.
Subject to the conditions that a properly completed Creation Order Form has been placed by the Authorized Participant not later than 6:00 p.m., New York time, Section 3(c) of the Master Participant Agreement and any other applicable provision contained in these Procedures, the Manager or its delegate will accept the Creation Order on behalf of the relevant Fund.
2.
Determination of Total Basket Amount
2.1.
After the Order Cut-Off Time, the Manager or its delegate will calculate the number of tokens of each Fund Component and the amount of cash, if any that the Authorized Participant must transfer to the relevant Fund to fulfill the Creation Order on the Creation Order Date.
2.2.
The number of tokens of each Fund Component required for a Creation Basket or a Redemption Basket of a Fund shall be determined by the Manager or its delegate by dividing (x) the number of tokens of each Fund Component held by such Fund at 4:00 p.m., New York time, on the Creation Order Date, after deducting the applicable Fund Component Aggregate Liability Amount, by (y) the number of Shares outstanding at such time (the quotient so obtained calculated to one one-hundred-millionth (i.e., carried to the eighth decimal place)) and multiplying the quotient so obtained by 100 (for each Fund Component held by each Fund, the “Fund Component Basket Amount”). If each Fund holds any Forked Assets that can be reasonably valued in the sole discretion of the Manager, each Basket created or, if permitted, redeemed will also require the delivery of an amount in cash equal to the aggregate U.S. Dollar value of all of such Forked Assets divided by the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth (i.e., carried to the eighth decimal place)) and multiplied by 100 (the “Forked Asset Portion”). If each Fund holds any U.S. Dollars, each Basket created or, if permitted, redeemed will also require the delivery of an amount U.S. Dollars determined by dividing the amount of U.S. Dollars held by each Fund by the number of Shares outstanding at such time (the quotient so obtained calculated to one one-hundred-millionth (i.e., carried to the eighth decimal place)), and multiplying such quotient by 100 (the “Cash Portion”). The sum of each Fund Component Basket Amounts for each Fund Component, the Forked Asset Portion, if any, and the Cash Portion, if any, is referred to herein as the “Basket Amount.” The Basket Amount multiplied by the number of

Baskets being created in accordance with this Article II or redeemed in accordance with Article III is the “Total Basket Amount.” The Manager’s determination of all questions as to the composition of the Total Basket Amount shall be final.
3.
Settlement of Creation Order
3.1.
Once the Total Basket Amount has been determined, the Manager or its delegate will send the Creation Order Calculation Email to the Authorized Participant providing the (i) Total Basket Amount, (ii) the addresses of the relevant Digital Asset Accounts belonging to a Fund and (iii) wiring instructions for the transfer of any U.S. Dollars to the Cash Account belonging to the relevant Fund.
3.2.
Between the Authorized Participant’s receipt of such e-mail, as provided in Section 3.1 of this Article II, and 6:00 p.m., New York time, the Authorized Participant will initiate the transfer of the Total Basket Amount from the Authorized Participant Accounts to each Fund Accounts and will immediately notify the Manager or its delegate via e-mail of such transfers. THE AUTHORIZED PARTICIPANT IS SOLELY RESPONSIBLE FOR THE ACCURACY OF THE AUTHORIZED PARTICIPANT ACCOUNT USED IN CONNECTION WITH THE TRANSFER OF THE TOTAL BASKET AMOUNT PURSUANT TO A CREATION ORDER. TRANSFERS OF DIGITAL ASSETS OR CASH OTHER THAN THOSE RECEIVED FROM AUTHORIZED PARTICIPANT ACCOUNTS WILL NOT BE CREDITED TO ANY AUTHORIZED PARTICIPANT. NONE OF THE MANAGER, ITS DELEGATES OR ANY SECURITY VENDOR SHALL BE RESPONSIBLE FOR ANY TRANSFERS OF DIGITAL ASSETS OR CASH MADE FROM AN ACCOUNT OTHER THAN AUTHORIZED PARTICIPANT ACCOUNTS.
3.3.
The Manager or its delegate will confirm transfer of each Fund Component from the relevant Authorized Participant Account to the relevant Digital Asset Account and, if applicable, the validation of such transfer by the relevant network for each Fund Component with the relevant Security Vendors. The Manager or its delegate will also confirm the transfer of U.S. Dollars constituting the Forked Asset Portion and/or Cash Portion from the relevant Authorized Participant Account to the Cash Account. The Manager may determine another mechanism for a Fund to accept delivery of any digital assets or cash included in the Total Basket Amount as the Manager may, from time to time, determine to be acceptable for such Fund.
3.4.
The Manager or its delegate will send a confirmation email to the Authorized Participant to evidence such transfer of the Total Basket Amount to the relevant Fund. The Manager or its delegate will call or e-mail the Authorized Participant to confirm the relevant Fund’s receipt of the Total Basket Amount. The expense and risk of delivery, ownership and safekeeping of digital assets and cash constituting the Total Basket Amount, until such digital assets and cash have been transferred to each Fund shall be borne solely by the Authorized Participant.
3.5.
Upon confirmation of receipt of the Total Basket Amount, the Manager or its delegate will direct the Transfer Agent to credit to the account of the Investor on behalf of which the Authorized Participant submitted the Creation Order the number of Creation Baskets of the relevant Fund so ordered as soon as possible thereafter, provided that the Transfer Agent shall credit the number of Creation Baskets to fill the Authorized Participant’s Creation Order by no later than 6:00 p.m., New York time, on the Creation Order Date, or as soon thereafter as practicable.
3.6.
The Transfer Agent will issue a statement to the Manager and the Authorized Participant reflecting the number of Creation Baskets that have been credited to the Authorized Participant.
4.
DIGITAL ASSET DISCLAIMER. TRANSFERS OF DIGITAL ASSETS MAY BE IRREVERSIBLE AND THERE IS NO RECOURSE AGAINST ANYONE FOR THE WRONGFUL DELIVERY OF DIGITAL ASSETS TO AN INADVERTENT RECIPIENT, AN INACTIVE (DEAD) WALLET ADDRESS OR AN INVALID WALLET ADDRESS AND THERE IS CURRENTLY NO METHOD TO RETRIEVE THE DIGITAL ASSETS FROM AN INADVERTENT RECIPIENT, AN INACTIVE (DEAD) WALLET ADDRESS OR AN INVALID ADDRESS. THE EXPENSE AND RISK OF DELIVERY, OWNERSHIP AND SAFEKEEPING OF DIGITAL ASSETS, UNTIL SUCH DIGITAL ASSETS HAVE BEEN RECEIVED BY THE RELEVANT FUND, SHALL BE BORNE SOLELY BY THE AUTHORIZED PARTICIPANT NOTWITHSTANDING THE AUTHORIZED PARTICIPANT'S USE OF A LIQUIDITY PROVIDER. EACH FUND, THE MANAGER, ITS DELEGATES AND THE SECURITY VENDORS ARE NOT RESPONSIBLE FOR ERRANT TRANSFERS DUE TO TYPOGRAPHICAL, COMPUTER OR HUMAN ERROR ON THE PART OF THE AUTHORIZED PARTICIPANT OR ITS LIQUIDITY PROVIDER.

ARTICLE III

REDEMPTION PROCEDURES

In order to redeem Baskets, the Authorized Participant must transfer Baskets to such Fund and such Fund must transfer an amount of digital assets and cash equal to the Total Basket Amount, as calculated in accordance with Section 2 of Article II, to the Authorized Participant. In order to facilitate the transfer of the Total Basket Amount, the Authorized Participant will provide the address of its Authorized Participant Accounts to the Manager or its delegate, who will, instructing the Security Vendors as necessary, initiate the transfer of digital assets and U.S. Dollars on behalf of the relevant Fund. With respect to digital assets transferred as part of the Total Basket Amount, in the data packets distributed from digital asset software programs to confirm each transfer of digital assets, the Manager and the Security Vendors must “sign” transactions with a data code derived from entering the private key into a “hashing algorithm,” which signature serves as validation that the transaction has been authorized by the relevant Fund, as owner of the digital assets. The signing process is facilitated by either a software program or a third party provider used to generate digital asset wallets and the related addresses for each of the relevant Fund and the Authorized Participant. In order to facilitate the transfer of cash constituting part of the Total Basket Amount in connection with a redemption, the Authorized Participant, as the recipient of the cash, will provide the wiring instructions to the Manager, as the party initiating the wire on behalf of each Fund. An Authorized Participant will not incur any fees or other form of expenses in connection with a Redemption transaction, except as otherwise set forth in the Master Participant Agreement. For the avoidance of doubt, it is understood that there may be transaction fees associated with the validation of the transfer of digital assets by the relevant digital asset network.

EACH FUND AND THE AUTHORIZED PARTICIPANT ACKNOWLEDGE THAT TRANSFERS OF DIGITAL ASSETS MAY BE IRREVERSIBLE.

1.
Placing of Redemption Order.
1.1.
Authorized Participants may submit Redemption Orders only on Business Days. Redemption Orders may only be placed for a number of Shares equal to one or more whole Baskets. A Redemption Order to redeem one or more Redemption Baskets must be placed by an Authorized Participant with the Manager or its delegate by 4:00 p.m., New York time, (the “Order Cut-Off Time”) on a Business Day (the “Redemption Order Date”).
1.2.
To place a Redemption Order, an Authorized Person of the Authorized Participant must email the Manager or its delegate at redemptions@grayscale.com.
1.3.
ALL REDEMPTION ORDERS REQUIRE WRITTEN CONFIRMATION FROM THE MANAGER OR ITS DELEGATE VIA EMAIL (THE “REDEMPTION ORDER CONFIRMATION EMAIL”).

1.4.
A REDEMPTION ORDER FOR REDEMPTION BASKETS CANNOT BE CANCELED BY THE AUTHORIZED PARTICIPANT AFTER THE REDEMPTION ORDER CONFIRMATION EMAIL HAS BEEN SENT.
1.5.
After the Order Cut-Off Time, the Manager will calculate the Total Basket Amount that the relevant Fund must transfer to the Authorized Participant to fulfill the Redemption Order on the Redemption Order Date (in accordance with Section 2 of Article II of these Procedures) and send such calculation to the Authorized Participant to complete the Redemption Order Form (the “Redemption Order Calculation Email”).
1.6.
After the Redemption Order Calculation Email is sent by the Manager or its delegate to the Authorized Participant, the Authorized Participant shall email a PDF copy of the completed Redemption Order Form to the Manager or its delegate. Upon receipt, the Manager or its delegate shall immediately email or telephone the Authorized Participant if the Manager or its delegate believes that the Redemption Order Form has not been completed correctly by the Authorized Participant.
1.7.
Subject to the conditions that a properly completed Redemption Order Form has been placed by the Authorized Participant not later than 6:00 p.m., New York time, Section 3(d) of the Master Participant Agreement and any other applicable provision contained in these Procedures, the Manager or its delegate will accept the Redemption Order on behalf of the relevant Fund
2.
Determination of Total Basket Amount.
2.1.
After the Order Cut-Off Time, the Manager or its delegate will calculate the Total Basket Amount that the relevant Fund must transfer to the Authorized Participant to fulfill the Redemption Order on the Redemption Order Date in accordance with Section 2 of Article II of the Procedures.
3.
Settlement of Redemption Order.
3.1.
Once the Total Basket Amount has been determined, the Manager or its delegate will send the Redemption Order Calculation E-mail to the Authorized Participant providing the Total Basket Amount.
3.2.
The Authorized Participant will then send an email to the Manager or its delegate (i) acknowledging the receipt and the content of the Manager’s or its delegate’s email, as provided in Section 3.1 of this Article III (ii) providing the addresses of its Authorized Participant Accounts for digital assets and (iii) wiring instructions for the transfer of any U.S. Dollars to its Authorized Participant Account for cash.
3.3.
Upon receipt of the Authorized Participant’s email, the Manager or its delegate will email or telephone the Authorized Participant within 30 minutes, or as soon thereafter as practicable to orally confirm receipt of the e-mail and the information included in such e-mail generally, and the Authorized Participant Accounts specifically. THE AUTHORIZED PARTICIPANT IS SOLELY RESPONSIBLE FOR THE ACCURACY OF THE AUTHORIZED PARTICIPANT ACCOUNTS PROVIDED IN CONNECTION WITH THE TRANSFER OF THE TOTAL BASKET AMOUNT PURSUANT TO A REDEMPTION ORDER. TRANSFERS WILL ONLY BE MADE TO AUTHORIZED PARTICIPANT ACCOUNTS AND ANY REQUEST FOR A TRANSFER TO AN ACCOUNT OTHER THAN AN AUTHORIZED PARTICIPANT ACCOUNT WILL BE REJECTED.
3.4.
The Manager or its delegate will direct the Transfer Agent to debit the account of the Investor on behalf of which the Authorized Participant placed the Redemption Order the number of Redemption Baskets of the relevant Fund ordered by the Authorized Participant as soon as possible, provided that the Transfer Agent shall so debit the number of Redemption Baskets to fill the Authorized Participant’s Redemption Order by no later than 6:00 p.m., New York time, on the Redemption Order Date, or as soon thereafter as practicable.

3.5.
The Transfer Agent will e-mail the Manager or its delegate to confirm the debiting of the Redemption Baskets ordered by the Authorized Participant in the transfer register.

3.6.
The Transfer Agent will issue a statement to the Manager and the Authorized Participant reflecting the number of Redemption Baskets that have been debited from the Authorized Participant.
3.7.
The Manager or its delegate will, instructing the relevant Security Vendors as necessary, initiate the transfer of the Total Basket Amount from each Fund Accounts to the Authorized Participant Accounts as soon as possible, provided that the transfer of the Total Basket Amount to the Authorized Participant Accounts shall occur by no later than the 6:00 p.m., New York time, on the Redemption Order Date. The expense and risk of delivery, ownership and safekeeping of digital assets and cash constituting the Total Basket Amount, until such digital assets and cash have been transferred to the Authorized Participant shall be borne solely by the relevant Fund.
3.8.
If applicable, one or more of the Security Vendors will provide confirmation to the Manager or its delegate after it receives confirmation of the transfer of each Fund Component Basket Amount for each Fund Component and the validation of such transfer by the network for each Fund Component.
3.9.
The Manager or its delegate will e-mail and call the Authorized Participant to confirm the Authorized Participant’s receipt of the Total Basket Amount.

4.
DIGITAL ASSET DISCLAIMER. TRANSFERS OF DIGITAL ASSETS MAY BE IRREVERSIBLE AND THERE IS NO RECOURSE AGAINST ANYONE FOR THE WRONGFUL DELIVERY OF DIGITAL ASSETS TO AN INADVERTENT RECIPIENT, AN INACTIVE (DEAD) WALLET ADDRESS OR AN INVALID WALLET ADDRESS AND THERE IS CURRENTLY NO METHOD TO

RETRIEVE THE DIGITAL ASSETS FROM AN INADVERTENT RECIPIENT, AN INACTIVE (DEAD) WALLET ADDRESS OR AN INVALID WALLET ADDRESS. THE EXPENSE AND RISK OF DELIVERY, OWNERSHIP AND SAFEKEEPING OF DIGITAL ASSETS, UNTIL SUCH DIGITAL ASSETS HAVE BEEN RECEIVED BY THE AUTHORIZED PARTICIPANT (OR ITS LIQUIDITY PROVIDER), SHALL BE BORNE SOLELY BY THE RELEVANT FUND. SUCH FUND, THE MANAGER, ITS DELEGATES AND ANY SECURITY VENDORS ARE NOT RESPONSIBLE FOR ERRANT TRANSFERS DUE TO TYPOGRAPHICAL, COMPUTER OR HUMAN ERROR ON THE PART OF THE AUTHORIZED PARTICIPANT OR ITS LIQUIDITY PROVIDER.